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                                                                    EXHIBIT 99.1

                           DIGITAL MICROWAVE CORPORATION

              1999 NON-OFFICER EMPLOYEE RESTRICTED STOCK PURCHASE PLAN


          The following constitutes the provisions of the 1999 Non-Officer Employee Restricted Stock Purchase Plan of Digital Microwave Corporation.

     1. PURPOSE. The purpose of the Plan is to provide Employees (excluding Officers) of the Company with the opportunity to use their ESPP Account Balance to purchase Restricted Shares.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "APPLICABLE LAWS" means the legal requirements relating to the administration of the Plan, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

          (b)  "BOARD" means the board of directors of the Company.

          (c) "CHANGE IN CONTROL" means a change in ownership or control of the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

          (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

          (e)  "COMMON STOCK" means the common stock of the Company.

          (f) "COMPANY" means Digital Microwave Corporation, a Delaware corporation.

          (g) "CONSULTANT" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (h) "CONTINUOUS SERVICE" means the provision of services to the Company or a Related Entity in any capacity by an Employee that is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of


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Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant.

          (i)  "CORPORATE TRANSACTION" means any of the following transactions:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

              (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with complete liquidation or dissolution of the Company;

             (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

              (iv) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Plan Administrator determines shall not be a Corporate Transaction.

          (j) "DIRECTOR" means a member of the Board or the board of directors of any Related Entity.

          (k) "EMPLOYEE" means any individual (excluding Officers) who performs services while in the employ of the Company or a Related Entity, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          (l) "ESPP ACCOUNT BALANCE" means the amount of contributions withheld from a Participant's compensation under the Company's 1996 Employee Stock Purchase Plan for the period beginning on September 1, 1998 and ending on February 28, 1999, that was not refunded to the Participant or used to purchase Common Stock under the Company's 1996 Employee Stock Purchase Plan.

          (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (n) "OFFICER" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.


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          (o)  "PARENT" means a corporation that owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in the Company.

          (p) "PARTICIPANT" means an Employee of the Company or a Related Entity who selects "Alternative 2 - Restricted Stock Plan" on the DMC ESPP Participation Statement and returns such Statement to the Company's San Jose Personnel Office by noon Pacific Standard Time on March 8, 1999.

          (q) "PARTICIPANT ELECTION DATE" means the date on which an Employee of the Company or a Related Entity becomes a Participant.

          (r) "PLAN" means this 1999 Non-Officer Employee Restricted Stock Purchase Plan.

          (s) "PLAN ADMINISTRATOR" means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

          (t) "PURCHASE PRICE" means an amount equal to a Participant's purchase price for a share of Common Stock under the Company's 1996 Employee Stock Purchase Plan for the period beginning on September 1, 1998, and ending on February 28, 1999.

          (u) "RELATED ENTITY" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly

          (v) "RESTRICTED SHARES" means the Shares sold to a Participant under this Plan that have not vested in accordance with Section 5.

          (w)  "SHARES" means shares of Common Stock sold under this Plan.

          (x) "SUBSIDIARY" means each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

          (y) "TOTAL NUMBER OF RESTRICTED SHARES AWARDED" means the whole number of Restricted Shares determined by dividing a Participant's ESPP Account Balance by the Participant's Purchase Price disregarding any resulting fractional Restricted Shares.

     3. STOCK SUBJECT TO THE PLAN. The number of Shares reserved for sale under the Plan shall be 160,643 Shares.


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     4.   PURCHASE OF SHARES.  The Company hereby sells to each Participant the
Total Number of Restricted Shares Awarded calculated for such Participant. Payment for the Total Number of Restricted Shares Awarded shall be made automatically to the Company from the Participant's ESPP Account Balance on the Participant Election Date without further action by the Participant.

     5.   VESTING OF SHARES.

          (a) Subject to the Participant's Continuous Service and other limitations set forth in this Plan, the Participant's Restricted Shares will "vest" in accordance with the following schedule: one-twelfth (1/12) of the Total Number of Restricted Shares Awarded shall vest on April 21, 1999, and one-twelfth (1/12) of the Total Number of Restricted Shares Awarded shall vest on the third Wednesday of each month thereafter until the Restricted Shares are fully vested.

          (b) For purposes of this Plan, the term "vest" shall mean, with respect to any Restricted Shares, that such Restricted Shares are no longer subject to cancellation and shall be released to the Participant without restrictions, subject to satisfaction of any withholding obligations provided in
Section 7. If the Participant would become vested in a fraction of a Restricted Share, such fraction of a Restricted Share shall not vest until the Participant becomes vested in the entire Restricted Share.

          (c) The Participant shall have full stockholder rights with respect to the Shares sold to the Participant pursuant to Section 4, whether or not they are Restricted Shares. Accordingly, the Participant shall have the right to vote such Restricted Shares and to receive any regular cash dividends paid on such Restricted Shares, less any applicable withholding obligations. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her Restricted Shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class shall be subject to the same vesting requirements applicable to the Participant's Restricted Shares.

          (d) If a Participant's Continuous Service terminates for any reason, with or without cause (including death or disability), any Restricted Shares that have not vested as of the date the Participant's Continuous Service terminates (the "Termination Date") shall be cancelled by the Company and the Participant shall have no further stockholder rights or other interests or rights with respect to those Restricted Shares. Upon such cancellation, the Company shall become the legal and beneficial owner of the Restricted Shares and all rights and interest therein and related thereto, and the Company shall have the right to transfer to its own name such Restricted Shares, without any further action by the Participant or his or her successor in interest. Within thirty (30) days of the Termination Date, the Company shall repay to the Participant or the Participant's estate an amount of cash equal to the number of canceled Restricted Shares multiplied by the Purchase Price (disregarding any resulting fractional cents), such amount to be paid without any interest.


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          (e)  Notwithstanding the terms of Section 5(a), in the event of the
Participant's change in status from Employee to Director or Consultant, the vesting of the Restricted Shares shall continue only to the extent determined by the Plan Administrator as of such change in status.

     6. TRANSFER RESTRICTIONS. The Restricted Shares sold to the Participant hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant prior to the date when the Restricted Shares have fully vested pursuant to Section 5. Any attempt to transfer Restricted Shares in violation of this Section 6 will be null and void and will be disregarded.

     7. SECTION 83(b) ELECTION AND WITHHOLDING OF TAXES. The Participant shall provide the Plan Administrator with a copy of any timely election made pursuant to Section 83(b) of the Code or similar provision of state law (collectively, an "83(b) Election"), a form of which is attached hereto as EXHIBIT A. If the Participant makes a timely 83(b) Election, the Participant shall immediately pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations. If the Participant does not make a timely 83(b) Election, the Participant shall, as Restricted Shares vest or at the time withholding is otherwise required by any Applicable Law, pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations.

     8.   CORPORATE TRANSACTIONS AND CHANGE IN CONTROL.

          (a) Upon the occurrence of any Corporate Transaction, all Restricted Shares that are outstanding under this Plan shall immediately vest in full.

          (b) The Plan Administrator shall have the discretionary authority, exercisable at any time while Restricted Shares remain outstanding under the Plan, to provide for the immediate and automatic vesting of those Restricted Shares in whole or in part upon the occurrence of a Change in Control.

     9. USE OF PROCEEDS. Cash proceeds received by the Company from the sale of Shares under the Plan may be used for general corporate purposes.

     10. ADMINISTRATION. The Plan shall be administered by the Plan Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Plan Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

     11.  AMENDMENT OR TERMINATION.     The Plan Administrator may at any time
and for any reason terminate or amend the Plan. Except as provided in Section 8, no such termination can affect Restricted Shares previously granted and no such amendment may make any change in any


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Restricted Shares theretofore granted which adversely affects the rights of any
Participant without the consent of affected Participants.

     12. CONDITIONS UPON ISSUANCE OF SHARES. At the time of vesting pursuant to Section 5(a), Shares shall not be issued with respect to Restricted Shares that are vesting unless the vesting of such Restricted Shares and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the issuance of Shares, the Company may require the Participant to represent and warrant at the time of any such issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws.

     13. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board. It shall terminate on May 1, 2000 unless sooner terminated under
Section 11.

     14. NO EMPLOYMENT RIGHTS. Neither the action of the Company in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the Continuous Service of the Company (or a Related Entity) for any period of specific duration, and the Company (or any Related Entity retaining the services of such individual) may terminate such individual's Continuous Service at any time and for any reason, with or without cause.

     15. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

     16. GOVERNING LAW. The Plan is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code, or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties, except to the extent the internal laws of the State of California are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.


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                                     EXHIBIT A

                            ELECTION UNDER SECTION 83(b)

                        OF THE INTERNAL REVENUE CODE OF 1986

          The undersigned taxpayer hereby elects, pursuant to the Internal Revenue Code, to include in gross income for 1999 the amount of any compensation taxable in connection with the taxpayer's receipt of the property described below:

               1. The name, address, taxpayer identification number and taxable year of the undersigned are:

     TAXPAYER'S NAME:
     SPOUSE'S NAME:

     TAXPAYER'S SOCIAL SECURITY NO.:
     SPOUSE'S SOCIAL SECURITY NO.:

     TAXABLE YEAR:  Calendar Year 1999

     ADDRESS:

               2. The property which is the subject of this election is __________ shares of common stock of Digital Microwave Corporation.

               3. The property was transferred to the undersigned on March __, 1999.

               4. The property is subject to repurchase at the original purchase price if the taxpayer terminates employment prior to the vesting of the transferred shares.

               5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is: $_______ per share x ________ shares = $___________.

               6. The undersigned paid $______ per share x _________ shares for the property transferred or a total of $______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

          The undersigned will file this election with the Internal Revenue Service office to which he files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his income tax


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return for the taxable year in which the property is transferred.  The undersigned understands that this election will also be effective as an election under _____________ law.




Dated:
       -------------------------      -------------------------
                                             Taxpayer

The undersigned spouse of taxpayer joins in this election.



Dated:
       -------------------------      -------------------------
                                         Spouse of Taxpayer


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